UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2017

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
Cliffs Natural Resources Inc. ("Cliffs") is responding to articles published today by Barron’s Ben Levisohn and Axiom Capital Management’s Gordon Johnson with respect to an open market purchase of 200,000 Cliffs shares made yesterday by its Chairman, President and CEO, Lourenco Goncalves. These comments include statements that are inaccurate and materially misleading regarding Mr. Goncalves’ previous share purchases. In particular, Barron’s and Axiom inaccurately reported that Mr. Goncalves' last open market share purchase occurred in March 2015. In fact, Mr. Goncalves has made multiple significant open market purchases of Cliffs shares since March 2015, totaling 300,000 shares, including two purchases in May 2015 and one purchase in May 2016. All of these purchases were reflected in Form 4’s filed with the United States Securities and Exchange Commission. Both Barron’s and Axiom would have been well aware of these later trades from publicly available information at the time their comments were made.

Cliffs believes that such materially misleading misstatements are an intentional attempt to manipulate Cliffs’ share price to support the “bearish” position Mr. Johnson’s firm Axiom has historically taken with respect to Cliffs’ stock. As a result of these statements, Cliffs has already instructed its outside legal counsel to pursue appropriate legal action against all parties involved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	May 4, 2017	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary